Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-268181, 333-278246, and 333-281493) on Form S-3 and in the registration statements (Nos. 333-240101, 333-254707, 333-263193, 333-266671, 333-270307, 333-278244, 333-282360, 333-283944, and 333-285514) on Form S-8 of our report dated March 30, 2026, with respect to the consolidated financial statements of Annexon, Inc.

/s/ KPMG LLP

San Francisco, California
March 30, 2026